Exhibit 99.1


                                                     Citizens Communications
                                                     3 High Ridge Park
                                                     Stamford, CT 06905
                                                     203.614.5600
                                                     Web site: www.czn.com


FOR IMMEDIATE RELEASE


Contact:
--------
David Whitehouse
Senior Vice President & Treasurer
203-614-5708


            Citizens Communications Declares Second Quarter Dividend


Stamford, Conn., May 14, 2008 - Citizens Communications Company (NYSE:CZN) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.25 per share of common stock, payable on June 30, 2008 to holders of record of common stock at the close of business on June 09, 2008.


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